                                  EXHIBIT 99.1





FOR IMMEDIATE RELEASE
January 22, 2004

Contact:      John Breed
              Director, Media and Government Relations
              (713) 209-8835


                 COOPER INDUSTRIES REPORTS A 26 PERCENT GAIN IN
                        FOURTH-QUARTER EARNINGS PER SHARE

                  Company achieves 6 percent revenue increase.

HOUSTON, TX, January 22, 2004 - Cooper Industries, Ltd. (NYSE:CBE) today reported net income for the fourth quarter 2003 of $74.7 million, or $.78 per share (diluted). This compares with $27.8 million, or $.30 per share, for the 2002 fourth quarter, which included a $29.8 million, or $.32 per share, after-tax charge for restructuring costs.

         Fourth-quarter 2003 revenues were up 6 percent to $1.04 billion, compared with $985.0 million for the fourth quarter 2002. Operating earnings were $81.0 million in the 2003 fourth quarter, compared with $57.0 million for the same period in 2002. Before restructuring and unusual items, fourth-quarter operating earnings were $109.9 million in 2003, versus $96.1 million in 2002. The Company's effective tax rate for the 2003 fourth quarter was 20.0 percent, compared with 23.7 percent in the 2002 fourth quarter.

         As expected and previously disclosed, the Company received a tax refund of $75.9 million during the 2003 fourth quarter. This refund included $22.9 million, or $.24 per share, of after-tax interest income. During the quarter, the Company recorded certain after-tax restructuring charges of $13.6 million, or $.14 per share. The Company also made a $12.0 million discretionary contribution to the Cooper Industries Foundation during the quarter, resulting in a $9.6 million, or $.10 per share, after-tax charge for the period. Additionally, as in the year's previous three quarters, Cooper concluded that no


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


COOPER INDUSTRIES                                                         PAGE 2


fourth-quarter 2003 income would be recognized from an agreement related to the 1993 initial public offering of a subsidiary. In the 2002 fourth quarter, pretax income from this agreement was approximately $3.0 million.

         Cooper's net income for 2003 was $274.3 million, or $2.92 per share, compared with $213.7 million, or $2.28 per share, for 2002. Annual 2003 revenues were $4.06 billion, compared with 2002 revenues of $3.96 billion. Annual 2003 operating earnings were $392.0 million, compared with $354.7 million for 2002.

         Included in the full-year 2003 results is an $8.6 million, or $.09 per share, after-tax gain from a 2003 second-quarter reversal of an accrual related to the Company's 2001 review of strategic alternatives. Full-year 2002 results included approximately $12.0 million in pretax income from the agreement related to the previously mentioned 1993 initial public offering of a subsidiary.

         Free cash flow for 2003 was $383.5 million. As a result, the Company's debt-to-total-capitalization ratio net of cash at December 31, 2003, was 28.2 percent, down significantly from 36.2 percent net of cash at December 31, 2002.

         "Cooper performed well in 2003," said H. John Riley, Jr., chairman, president and chief executive officer. "We made meaningful progress on our key growth, cash generation and profitability improvement initiatives. Additionally, despite difficult market conditions, our sales trends improved nicely as the year progressed, culminating in a 6 percent revenue increase in the fourth quarter.

         "Our financial condition is strong. We generated another year of exceptional free cash flow, and our balance sheet is in great shape. More important, we now are even better positioned to produce solid core growth and to expand our businesses through selective acquisitions. We have the right programs in place to continue to grow revenues, to further enhance profitability and to extend and enhance our business profile through global growth and new product development.

         "In a nutshell, we believe we're doing the right things, the right way," continued Riley. "Through highly disciplined management, we have continued to improve our financial fundamentals. And in the last half of 2003, we began to see signs that the growth and profitability programs we are executing are positively impacting our businesses, as we had planned. We are confident that this momentum will continue, providing increased value for our shareholders."

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


COOPER INDUSTRIES                                                         PAGE 3


                                 SEGMENT RESULTS

         Revenues from the ELECTRICAL PRODUCTS segment for the 2003 fourth quarter were $854.0 million, up 4.5 percent, compared with $817.5 million for the same period last year. The effect of foreign currency translation increased reported segment revenues by approximately 2 percent. Segment operating earnings for the fourth quarter 2003 were $94.0 million, compared with $72.1 million for the same period last year. Before restructuring charges, fourth-quarter segment operating earnings were $110.4 million in 2003, versus $96.1 million in 2002. Fourth-quarter operating margins were 12.9 percent in 2003, compared with 11.8 percent in 2002, also before restructuring charges.

         All of the Company's Electrical Products businesses grew revenues during the 2003 fourth quarter, except for the power transmission and distribution equipment business which continues to be challenged by weak utility markets. The balance of the Company's Electrical Products businesses achieved core revenue growth resulting from modest sequential economic improvement and the benefits of the Company's new product development and market penetration programs.

         Full-year 2003 revenues for the Electrical Products segment were $3.36 billion, compared with $3.32 billion in 2002. Operating earnings for 2003 were $418.7 million, compared with $376.6 million in 2002. Before restructuring charges, full-year operating earnings were $435.1 million in 2003, versus $400.6 million in 2002.

         Fourth-quarter 2003 revenues in the TOOLS & HARDWARE segment were $190.0 million, up 13 percent, compared with $167.5 million in the 2002 fourth quarter. Currency translation increased segment revenues for the quarter by approximately 6 percent. The power tools business continued to be positively impacted by strong shipments of large assembly equipment systems. Hand tools revenues strengthened, reflecting a pick up in retail channel activity and the impact of new products.

         Segment operating earnings for the 2003 fourth quarter were $16.9 million, compared with an operating loss of $2.1 million for the same period last year. Before restructuring charges, segment operating earnings for the fourth quarter were $16.5 million in 2003, versus $10.6 million in 2002. Fourth-quarter operating margins were 8.7 percent in 2003, compared with 6.3 percent in 2002, also before restructuring charges.

         Full-year 2003 Tools & Hardware revenues increased 11 percent to $703.0 million, compared with $635.6 million for the prior year. Annual operating earnings for the Tools & Hardware segment

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COOPER INDUSTRIES                                                         PAGE 4


increased in 2003 to $39.4 million, compared with $14.6 million in 2002. Before restructuring charges, full-year operating earnings were $39.0 million in 2003, versus $27.3 million in 2002.

                                     OUTLOOK

         "During the course of 2003, we made significant progress advancing important operating initiatives in both our Electrical Products and Tools & Hardware businesses," said Riley. "All of these programs are evolving nicely, and many already are contributing to our results. During the year, margins continued to improve in both business segments, driven by careful management of our overall cost structures. Our Strategic Sourcing initiative is now a key part of the fabric of our Company. Our investments in globalization and our Cooper Connection program are gaining momentum, allowing us to broaden our customer base. Other promising programs, like our new Enterprise Business System and our Manufacturing Productivity Improvement Program, are in the early stages of implementation.

         "As a result, we enter 2004 with confidence. We continue to see signs in our order book that an economic recovery is taking root. However, we recognize that some of these signs are fragile," said Riley. "Consequently, we are continuing to operate on the assumption that we will see only modest top line growth in 2004. Based on that outlook, we believe that 2004 earnings in the range of $3.15 to $3.30 per share are reasonable and achievable."

         Cooper Industries, Ltd., with 2003 revenues of $4.1 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company's administrative headquarters are in Houston, Texas. Cooper has more than 27,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit the Company's Internet site, www.cooperindustries.com.

         Comparisons of 2003 and 2002 fourth-quarter and full-year results appear on the pages which follow.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook and revenue growth. These statements are subject to various risks and

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COOPER INDUSTRIES                                                         PAGE 5


uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company's products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) the successful implementation of the Company's strategic initiatives; 4) changes in the tax laws, tax treaties or tax regulations; 5) the timing and amount of share repurchases by the Company; 6) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing; and 7) the timing and amount of income, if any, to be recognized from the agreement related to the 1993 initial public offering of a subsidiary.

         Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

         Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company's fourth-quarter and full-year 2003 financial performance. Those interested in hearing the conference call may listen via telephone by dialing
(800) 706-6239, or over the Internet through the Investor Center section of the Company's Internet site. International callers should dial (706) 679-0660. No confirmation or pass code will be needed for the live briefing by telephone. Cooper suggests that listeners using the Internet option should access the Company's Internet site well in advance of the webcast to download and install any necessary audio software.

         A replay briefing will be available by telephone until 11:00 p.m. (Eastern) on January 28, 2004, and over the Internet through February 4, 2004. The telephone number to access the replay is (800) 642-1687, and the access code number is 4766331. International callers should dial (706) 645-9291 and use the same access code to hear the replay.

         The call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company's Internet site under the heading "Management Presentations."

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


                       CONSOLIDATED RESULTS OF OPERATIONS

                                                    Quarter Ended December 31,
                                                 ------------------------------
                                                     2003              2002
                                                 ------------      ------------
                                                  (in millions where applicable)
Revenues                                         $    1,044.0      $      985.0

Cost of sales                                           735.7             702.6
Selling and administrative expenses(1)                  210.4             186.3
Restructuring                                            16.9              39.1
                                                 ------------      ------------
Operating earnings                                       81.0              57.0

Interest expense                                         16.2              20.6
Interest on tax refund                                  (28.6)               --
                                                 ------------      ------------

     Income before income taxes                          93.4              36.4
Income taxes                                             18.7               8.6
                                                 ------------      ------------
     Net income                                  $       74.7      $       27.8
                                                 ============      ============

Net Income Per Common Share:
     Basic                                       $        .80      $        .30
                                                 ============      ============
     Diluted                                     $        .78      $        .30
                                                 ============      ============

Shares Utilized in Computation
     of Income Per Common Share:
         Basic                                   93.8 MILLION      92.3 million
         Diluted                                 95.8 MILLION      92.5 million


                             PERCENTAGE OF REVENUES

                                                      Quarter Ended December 31,
                                                      --------------------------
                                                        2003              2002
                                                       ------            ------
Revenues                                               100.0%            100.0%
Cost of sales                                           70.5%             71.3%
Selling and administrative expenses (1)                 20.2%             18.9%
Operating earnings                                       7.8%              5.8%
Income before income taxes                               8.9%              3.7%
Net income                                               7.2%              2.8%


(1) Fourth quarter 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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                                        6

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31
                               SEGMENT INFORMATION

                                                            Quarter Ended December 31,
                                                            --------------------------
                                                               2003            2002
                                                            ----------      ----------
                                                                  (in millions)
Revenues:
     Electrical Products                                    $    854.0      $    817.5
     Tools & Hardware                                            190.0           167.5
                                                            ----------      ----------
         Total                                              $  1,044.0      $    985.0
                                                            ==========      ==========

Segment Operating Earnings (Loss) with Restructuring:
     Electrical Products                                    $     94.0      $     72.1
     Tools & Hardware                                             16.9            (2.1)
                                                            ----------      ----------
         Total Segment Operating Earnings                        110.9            70.0

General Corporate Expense with Restructuring (1)                  29.9            13.0
Interest expense                                                  16.2            20.6
Interest on tax refund                                           (28.6)             --
                                                            ----------      ----------
Income before income taxes                                  $     93.4      $     36.4
                                                            ==========      ==========

                                                               Quarter Ended December 31
                                                               -------------------------
                                                                 2003             2002
                                                               --------         --------
Return on Sales:
     Electrical Products                                         11.0%            8.8%
     Tools & Hardware                                             8.9%           (1.3)%
         Total Segments                                          10.6%            7.1%



(1) Fourth quarter 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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                                        7

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31
                               SEGMENT INFORMATION
                                   (CONTINUED)

                        Segment Restructuring Information

                                                                 Quarter Ended December 31,
                                                                 --------------------------
                                                                    2003            2002
                                                                 ----------      ----------
                                                                        (in millions)
Segment Restructuring:
     Electrical Products                                         $     16.4      $     24.0
     Tools & Hardware                                                  (0.4)           12.7
                                                                 ----------      ----------
         Total Segment Restructuring                                   16.0            36.7

General Corporate Restructuring                                         0.9             2.4
                                                                 ----------      ----------
         Total Restructuring                                     $     16.9      $     39.1
                                                                 ==========      ==========

Segment Operating Earnings without Restructuring:
     Electrical Products                                         $    110.4      $     96.1
     Tools & Hardware                                                  16.5            10.6
                                                                 ----------      ----------
         Total                                                   $    126.9      $    106.7
                                                                 ==========      ==========

General Corporate Expense without Restructuring
     and Contribution to the Cooper Industries Foundation        $     17.0      $     10.6
                                                                 ==========      ==========


                                                                   Quarter Ended December 31
                                                                   -------------------------
                                                                      2003           2002
                                                                    --------        --------
Return on Sales without Restructuring:
     Electrical Products                                              12.9%           11.8%
     Tools & Hardware                                                  8.7%            6.3%
         Total Segments                                               12.2%           10.8%



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                                        8

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31
                NET INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                                                             Net Income Per
                                                               Net Income                 Diluted Common Share
                                                       --------------------------      --------------------------
                                                          2003            2002            2003            2002
                                                       ----------      ----------      ----------      ----------
                                                                    (in millions where applicable)
Income Before Restructuring
   and Unusual Items                                   $     75.0      $     57.6      $      .78      $      .62
Restructuring                                               (13.6)          (29.8)           (.14)           (.32)
Contribution to Cooper Industries Foundation                 (9.6)             --            (.10)             --
Interest on Tax Refund                                       22.9              --             .24              --
                                                       ----------      ----------      ----------      ----------

     Net Income                                        $     74.7      $     27.8      $      .78      $      .30
                                                       ==========      ==========      ==========      ==========



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                                        9

                       CONSOLIDATED RESULTS OF OPERATIONS


                                                      Twelve Months Ended
                                                          December 31,
                                                 ------------------------------
                                                     2003              2002
                                                 ------------      ------------
                                                  (in millions where applicable)
Revenues                                         $    4,061.4      $    3,960.5

Cost of sales                                         2,871.9           2,830.9
Selling and administrative expenses (1)                 794.9             735.8
Restructuring                                             2.6              39.1
                                                 ------------      ------------
Operating earnings                                      392.0             354.7

Interest expense                                         74.1              74.5
Interest on tax refund                                  (28.6)               --
                                                 ------------      ------------

     Income before income taxes                         346.5             280.2
Income taxes                                             72.2              66.5
                                                 ------------      ------------
     Net income                                  $      274.3      $      213.7
                                                 ============      ============

Net Income Per Common Share:
     Basic                                       $       2.96      $       2.29
                                                 ============      ============
     Diluted                                     $       2.92      $       2.28
                                                 ============      ============

Shares Utilized in Computation
     of Income Per Common Share:
         Basic                                   92.7 MILLION      93.2 million
         Diluted                                 93.8 MILLION      93.7 million

                             PERCENTAGE OF REVENUES


                                                         Twelve Months Ended
                                                             December 31,
                                                       ------------------------
                                                        2003              2002
                                                       ------            ------
Revenues                                               100.0%            100.0%
Cost of sales                                           70.7%             71.5%
Selling and administrative expenses (1)                 19.6%             18.6%
Operating earnings                                       9.7%              9.0%
Income before income taxes                               8.5%              7.1%
Net income                                               6.8%              5.4%


(1) 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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                                       10

                     ADDITIONAL INFORMATION FOR THE TWELVE
                            MONTHS ENDED DECEMBER 31
                               SEGMENT INFORMATION

                                                         Twelve Months Ended
                                                            December 31,
                                                     --------------------------
                                                        2003            2002
                                                     ----------      ----------
                                                           (in millions)
Revenues:
     Electrical Products                             $  3,358.4      $  3,324.9
     Tools & Hardware                                     703.0           635.6
                                                     ----------      ----------
         Total                                       $  4,061.4      $  3,960.5
                                                     ==========      ==========

Segment Operating Earnings with Restructuring:
     Electrical Products                             $    418.7      $    376.6
     Tools & Hardware                                      39.4            14.6
                                                     ----------      ----------
         Total Segment Operating Earnings                 458.1           391.2
                                                     ----------      ----------

General Corporate Expense with Restructuring (1)           66.1            36.5
Interest expense                                           74.1            74.5
Interest on tax refund                                    (28.6)             --
                                                     ----------      ----------
Income before income taxes                           $    346.5      $    280.2
                                                     ==========      ==========


                                                           Twelve Months Ended
                                                               December 31,
                                                          ---------------------
                                                           2003           2002
                                                          ------         ------
Return on Sales:
     Electrical Products                                  12.5%           11.3%
     Tools & Hardware                                      5.6%            2.3%
         Total Segments                                   11.3%            9.9%



(1) 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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                                       11

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31
                               SEGMENT INFORMATION

                                   (CONTINUED)



                        SEGMENT RESTRUCTURING INFORMATION

                                                                 Twelve Months Ended
                                                                     December 31,
                                                              --------------------------
                                                                 2003            2002
                                                              ----------      ----------
                                                                    (in millions)
Segment Restructuring:
     Electrical Products                                      $     16.4      $     24.0
     Tools & Hardware                                               (0.4)           12.7
                                                              ----------      ----------
         Total Segment Restructuring                                16.0            36.7

General Corporate Restructuring                                    (13.4)            2.4
                                                              ----------      ----------
         Total Restructuring                                  $      2.6      $     39.1
                                                              ==========      ==========

Segment Operating Earnings without Restructuring:
     Electrical Products                                      $    435.1      $    400.6
     Tools & Hardware                                               39.0            27.3
                                                              ----------      ----------
         Total                                                $    474.1      $    427.9
                                                              ==========      ==========

General Corporate Expense without Restructuring
     and Contribution to the Cooper Industries Foundation     $     67.5      $     34.1
                                                              ==========      ==========


                                                                   Twelve Months Ended
                                                                       December 31,
                                                                  ----------------------
                                                                   2003            2002
                                                                  ------          ------
Return on Sales without Restructuring:
     Electrical Products                                           13.0%           12.0%
     Tools & Hardware                                               5.5%            4.3%
         Total Segments                                            11.7%           10.8%




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                                       12

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31
                NET INCOME AND EARNINGS PER SHARE RECONCILIATION

                                                                                    Net Income Per Diluted
                                                         Net Income                      Common Share
                                                 --------------------------      --------------------------
                                                    2003            2002            2003            2002
                                                 ----------      ----------      ----------      ----------
                                                                  (in millions where applicable)
Income Before Restructuring
   and Unusual Items                             $    266.0      $    243.5      $     2.83      $     2.60
Restructuring                                          (5.0)          (29.8)           (.05)           (.32)
Contribution to Cooper Industries Foundation           (9.6)             --            (.10)             --
Interest on Tax Refund                                 22.9              --             .24              --
                                                 ----------      ----------      ----------      ----------

Net Income                                       $    274.3      $    213.7      $     2.92      $     2.28
                                                 ==========      ==========      ==========      ==========





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                                       13

                           CONSOLIDATED BALANCE SHEETS
                                  (PRELIMINARY)

                                                                               December 31,
                                                                         ----------------------
                                                                           2003          2002
                                                                         --------      --------
                                                                               (in millions)
ASSETS

Cash and cash equivalents                                                $  463.7      $  302.0
Receivables                                                                 739.6         706.7
Inventories                                                                 552.0         580.5
Deferred income taxes and other assets                                      135.6          99.8
                                                                         --------      --------
     Total current assets                                                 1,890.9       1,689.0
                                                                         --------      --------
Property, plant and equipment, less accumulated depreciation                711.4         750.2
Goodwill                                                                  2,056.6       1,996.2
Deferred income taxes and other noncurrent assets                           236.5         252.5
                                                                         --------      --------
     Total assets                                                        $4,895.4      $4,687.9
                                                                         ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt                                                          $    6.2      $    4.1
Accounts payable                                                            329.1         312.2
Accrued liabilities                                                         440.3         489.4
Current maturities of long-term debt                                          0.4         153.8
                                                                         --------      --------
     Total current liabilities                                              776.0         959.5
                                                                         --------      --------
Long-term debt                                                            1,336.7       1,280.7
Postretirement benefits other than pensions                                 181.1         189.1
Other long-term liabilities                                                 357.4         256.2
                                                                         --------      --------
     Total liabilities                                                    2,651.2       2,685.5
                                                                         --------      --------
Common stock                                                                  0.9           0.9
Capital in excess of par value                                              518.0         422.7
Retained earnings                                                         1,888.8       1,744.2
Accumulated other nonowner changes in equity                               (163.5)       (165.4)
                                                                         --------      --------
     Total shareholders' equity                                           2,244.2       2,002.4
                                                                         --------      --------
     Total liabilities and shareholders' equity                          $4,895.4      $4,687.9
                                                                         ========      ========

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



                     RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
                      AND NET DEBT-TO-TOTAL CAPITALIZATION
                                  (PRELIMINARY)

                                                    December 31,
                                             ---------------------------
                                                2003             2002
                                             ----------       ----------
                                           (in millions where applicable)
Short-term debt                              $      6.2       $      4.1
Current maturities of long-term debt                0.4            153.8
Long-term debt                                  1,336.7          1,280.7
                                             ----------       ----------
Total debt                                      1,343.3          1,438.6
Total shareholders' equity                      2,244.2          2,002.4
                                             ----------       ----------
Total capitalization                         $  3,587.5       $  3,441.0
                                             ==========       ==========

Total debt-to-total-capitalization ratio           37.4%            41.8%

Total debt                                   $  1,343.3       $  1,438.6
Less cash and cash equivalents                   (463.7)          (302.0)
                                             ----------       ----------
Net debt                                     $    879.6       $  1,136.6
                                             ==========       ==========
Total capitalization                         $  3,587.5       $  3,441.0
Less cash and cash equivalents                   (463.7)          (302.0)
                                             ----------       ----------
Total capitalization net of cash             $  3,123.8       $  3,139.0
                                             ==========       ==========

Net debt-to-total-capitalization ratio             28.2%            36.2%

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                                       15

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (PRELIMINARY)

                                                                           Twelve Months Ended
                                                                               December 31,
                                                                        --------------------------
                                                                           2003            2002
                                                                        ----------      ----------
                                                                               (in millions)
Cash flows from operating activities:
     Net income                                                         $    274.3      $    213.7
     Adjustments to reconcile to net cash provided by
     operating activities:
         Depreciation and amortization                                       121.4           121.7
         Deferred income taxes                                                99.3             3.7
         Restructuring charge payments                                       (17.8)          (22.9)
         Changes in assets and liabilities:(1)
              Receivables                                                     (3.2)           81.8
              Inventories                                                     45.9            89.4
              Accounts payable and accrued liabilities                       (22.4)          (76.2)
              Other assets and liabilities, net                              (52.2)           68.6
                                                                        ----------      ----------
                  Net cash provided by operating activities                  445.3           479.8
                                                                        ----------      ----------
Cash flow from investing activities:
     Capital expenditures                                                    (79.9)          (73.8)
     Cash paid for acquired businesses                                          --            (1.1)
     Proceeds from sales of property, plant and equipment and other           18.1            22.0
                                                                        ----------      ----------
         Net cash used in investing activities                               (61.8)          (52.9)
                                                                        ----------      ----------
Cash flows from financing activities:
     Proceeds from issuances of debt                                           4.3           608.3
     Repayments of debt                                                     (174.4)         (513.5)
     Debt issuance costs                                                        --            (6.5)
     Dividends                                                              (129.7)         (129.7)
     Acquisition of treasury shares                                             --           (37.9)
     Subsidiary purchase of parent shares                                     (5.5)          (56.4)
     Activity under employee stock plans and other                            63.2             3.2
                                                                        ----------      ----------
         Net cash used in financing activities                              (242.1)         (132.5)
                                                                        ----------      ----------
Effect of exchange-rate changes on cash and cash equivalents                  20.3            (3.9)
                                                                        ----------      ----------
Increase in cash and cash equivalents                                        161.7           290.5
Cash and cash equivalents, beginning of year                                 302.0            11.5
                                                                        ----------      ----------
Cash and cash equivalents, end of year                                  $    463.7      $    302.0
                                                                        ==========      ==========
     (1) Net of the effects of translation


                          FREE CASH FLOW RECONCILIATION

Net cash provided by operating activities                               $    445.3      $    479.8
Less capital expenditures                                                    (79.9)          (73.8)
Add proceeds from sales of property, plant
     and equipment and other                                                  18.1            22.0
                                                                        ----------      ----------
Free cash flow                                                          $    383.5      $    428.0
                                                                        ==========      ==========

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